Exhibit 99.1

Solventum Reports First Quarter 2026 Financial Results

•Reported sales decreased (3.0)%; organic sales increased 2.1%
•Affirms full-year 2026 organic sales growth and free cash flow guidance; estimates adjusted EPS will be toward the high end of existing range

EAGAN, Minn., May 5, 2026 – Solventum (NYSE: SOLV) today reported financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Highlights
•Sales of $2.0 billion decreased (3.0)% on a reported basis; an increase of 2.1% on an organic basis
•GAAP diluted earnings per share of $0.07; adjusted diluted earnings per share of $1.48, a 10.6% increase
•Operating cash flow of $(189) million; free cash flow of $(273) million

“Solventum delivered first quarter results ahead of expectations, reflecting strong execution and underlying commercial momentum,” said Bryan Hanson, chief executive officer of Solventum. “The work we’re doing to transform the company is reinforcing our confidence in the full year and accelerating progress toward our long-range plan.”

First Quarter 2026 Financial Results

	Three months ended March 31,
(Dollars in millions, except per share amounts)	2026	2025	Year-over-year change
Net sales	$2,007	$2,070	(3.0)%
Selling, general and administrative expenses	$827	$769	7.5%
Research and development expenses	$189	$193	(2.1)%
Operating income margin	4.0%	7.3%	(330) bps
Adjusted operating income margin[1]	19.5%	19.7%	(20) bps
Net income	$13	$137	(90.5)%
Diluted earnings per share	$0.07	$0.78	(91.0)%
Adjusted diluted earnings per share[1]	$1.48	$1.34	10.6%
Net cash provided by (used in) operating activities	$(189)	$29	(751.7)%
Free cash flow[1]	$(273)	$(80)	(241.3)%
1 Represents non-GAAP financial measure; see the “Non-GAAP Financial Measures” section for applicable information.

Discussion of First Quarter Results
All comparisons are to the prior year period unless otherwise noted
•Organic sales growth of +2.1% in the quarter reflects strong performance across all reportable segments, primarily driven by volume and product mix.
•GAAP and adjusted gross margin both increased by 80 bps due to programmatic savings, portfolio moves, sales leverage and mix, partially offset by tariffs and inflation headwinds.
•Selling, general and administrative expenses increased primarily due to higher costs associated with separation activities and Transform for the Future, partially offset by restructuring benefits.
•GAAP operating income margin decreased driven by separation and restructuring costs while adjusted operating income margin decreased primarily due to tariffs and inflation, partially offset by operational improvements.
•Operating cash flow for the quarter was $(189) million and free cash flow was $(273) million, driven by separation activities, transition agreement exit payments and normal seasonality.

Other Business and Operational Highlights
•Celebrated the grand opening of a new 250,000 square foot flagship R&D center of excellence in Eagan, Minnesota, featuring modern workspaces, a pilot factory and a dedicated quality lab to fuel a steady pipeline of healthcare innovation.
•Completed a manufacturing expansion in Brookings, South Dakota, adding 200,000 square feet, 16 shipping docks and an 8,000-pallet warehouse to strengthen production capacity and speed innovations from lab to clinicians.

Segment and Total Company Net Sales for First Quarter*
	Three months ended March 31,		Increase/(Decrease)
(Dollars in millions)	2026	2025	Reported growth	Currency impact	Constant currency[2]	Other[3]	Organic growth
Advanced Wound Care	$497	$448	10.9%	2.6%	8.3%	6.2%	2.1%
Infection Prevention and Surgical Solutions	737	710	3.9	3.3	0.6	—	0.6
MedSurg	1,234	1,157	6.6	3.0	3.6	2.4	1.2
Dental Solutions	354	328	7.9	4.5	3.4	—	3.4
Health Information Systems	342	329	4.1	0.7	3.4	(1.3)	4.7
Total reportable segment net sales	1,931	1,814
Purification and Filtration	—	180	NM	NM	NM	NM	NM
All Other[4]	76	76	0.9	2.3	(1.4)	—	(1.4)
Total Company	$2,007	$2,070	(3.0)%	2.7%	(5.7)%	(7.8)%	2.1%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum. “NM” reflects results considered not meaningful due to sale of the Purification and Filtration business in September 2025.

2 Constant currency represents the change in net sales absent the impact on sales from foreign currency translation.

3 Other represents sales impact from acquisitions and divestitures measured separately for the first 12 months post-transaction. Acquisitions include sales from the December 2025 acquisition of Acera. Divestitures primarily represents lost sales from the Company’s Purification and Filtration business that was sold in September 2025.

4 All Other includes the drinking water business, which was previously reported within Purification and Filtration, and sales related to product supplied to 3M and other supply agreements related to legacy 3M business and assumed by the Company at Spin-Off.

Full-Year 2026 Guidance
Solventum is affirming its full year 2026 guidance:

•Organic sales growth of +2.0% to +3.0%; +3.0% to +4.0% excluding ~100 bps of SKU exit impact
•Adjusted EPS estimated to be toward the high end of existing $6.40 to $6.60 guidance range
•Free cash flow of ~$200M

Organic sales, adjusted diluted EPS and free cash flow amounts included in Solventum’s full-year guidance are non-GAAP financial measures. Solventum does not provide reconciliations of the forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items, such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or divestitures, and the timing and magnitude of restructuring activities, among other items.

See the “Non-GAAP Financial Measures” section for explanations of our non-GAAP financial measures.

Earnings Conference Call
Solventum will host a conference call today, May 5, at 4:30 p.m. Eastern Time to discuss its first quarter financial results and fiscal year 2026 outlook. The conference call can be accessed via audio webcast at investors.solventum.com or by dialing (800) 715-9871 within the U.S. or +1 (646) 307-1963 for international callers, using the conference ID 6342275.

A replay of the webcast, along with the earnings press release, slides highlighting the results and supplemental financial disclosures, will also be available at the same link on the Investor Relations section of the Company’s website.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934 that are subject to risks and uncertainties. Solventum intends the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Forward-looking statements include all statements that are not historical facts, but instead represent only Solventum’s beliefs regarding future goals, plans and expectations about its prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of Solventum’s control. Forward-looking statements include those containing such words as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would” or other words of similar meaning or by using future dates in connection with the discussion of, among other things, statements expressing general views about future operating or financial results, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, anticipated cost savings, the launch and acceptance of new products and changes in the global economic environment. It is possible that Solventum’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements, including from risks and uncertainties related to, among others: competition and disruption in the healthcare industry; global economic, political and geopolitical conditions; changes in trade and tariff policies; changes in legislation or practices related to reimbursement, regulatory requirements and approvals; the development, manufacturing, marketing and sale of healthcare products; supply chain and operational execution; acquisitions, divestitures and other strategic transactions; Solventum’s separation from 3M and performance as a standalone company, including the tax-free nature of the spin and its ability to execute on its short- and long-range plans and capital allocation strategies; artificial intelligence, information technology and cybersecurity risks; restructuring programs, and other risks and uncertainties described in Solventum’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10‑K and Quarterly Report on Form 10‑Q. Solventum’s management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Solventum undertakes no obligation to update any forward‑looking statements or other information in this press release as a result of new information, future events or otherwise, except as required by applicable law.

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with U.S. GAAP, Solventum also provides non-GAAP measures that we use, and plan to continue using, when monitoring and evaluating operating performance and measuring cash available to invest in our business. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. These non-GAAP financial measures are supplemental measures of our performance and our liquidity that we believe help investors understand our underlying business performance and Solventum uses these measures as an indication of the strength of Solventum and its ability to generate cash.

Solventum calculates forward-looking non-GAAP financial measures, including organic sales growth, adjusted gross margin, adjusted operating income, adjusted operating income margin, adjusted effective tax rate, adjusted diluted earnings per share and free cash flow based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. Solventum does not provide reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures as it is unable to predict with reasonable certainty and without unreasonable effort certain items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or divestitures, and the timing and magnitude of restructuring activities, among other items. The timing and amounts of these items are uncertain and could have a material impact on Solventum’s results in accordance with GAAP.

The Q1 2026 financial statements and financial information, including reconciliations of non-GAAP financial measures, are available on Solventum’s website: investors.solventum.com.
About Solventum
At Solventum, we enable better, smarter, safer healthcare to improve lives. As a new company with a long legacy of creating breakthrough solutions for our customers' toughest challenges, we pioneer game-changing innovations at the intersection of health, material and data science that change patients’ lives for the better — while empowering healthcare professionals to perform at their best. See how at Solventum.com.

Solventum Investor Contact:
investors@solventum.com

Solventum Media Contact:
news@solventum.com

Solventum Corporation
CONDENSED CONSOLIDATED STATEMENTS OF INCOME*
(Dollars in millions, except per-share data)
(Unaudited)

	Three months ended March 31,
	2026	2025
Net sales of product	$1,513	$1,597
Net sales of software and rentals	493	473
Total net sales	2,007	2,070
Cost of product	796	835
Cost of software and rentals	115	121
Gross profit	1,097	1,114
Selling, general and administrative expenses	827	769
Research and development expenses	189	193
Operating income	81	152
Interest expense, net	62	104
Other expense (income), net	4	11
Income before income taxes	16	38
Provision for (benefit from) income taxes	3	(99)
Net income	$13	$137

Earnings per share:
Basic earnings per share	$0.07	$0.79
Diluted earnings per share	0.07	0.78
Weighted-average number of shares outstanding:
Basic	174.2	173.7
Diluted	175.5	174.8
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS*
(Dollars in millions, except per-share data)
(Unaudited)

	March 31,	December 31,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$561	$878
Accounts receivable — net of allowances of $87 and $87	1,059	1,034
Due from related parties	121	150
Inventories
Finished goods	643	636
Work in process	222	201
Raw materials and supplies	224	229
Total inventories	1,089	1,066
Other current assets	754	731
Total current assets	3,583	3,859
Property, plant and equipment — net	1,543	1,326
Goodwill	5,626	5,704
Intangible assets — net	2,497	2,592
Other assets	848	814
Total assets	$14,097	$14,294
Liabilities
Current liabilities
Short-term borrowings and current portion of long-term debt	$505	$—
Accounts payable	699	687
Due to related parties	337	435
Unearned revenue	613	621
Other current liabilities	1,192	1,393
Total current liabilities	3,346	3,136
Long-term debt	4,575	5,035
Pension and postretirement benefits	360	363
Deferred income taxes	161	164
Finance leases	207	—
Other liabilities	478	547
Total liabilities	$9,128	$9,245

Equity
Common stock, par value $0.01 per share, 750,000,000 shares authorized	$2	$2
Shares - March 31, 2026: issued: 174,454,292; outstanding: 173,531,656
Shares - December 31, 2025: issued and outstanding: 173,490,864
Additional paid-in capital	3,895	3,876
Retained earnings	1,810	1,797
Treasury stock, at cost	(67)	—
Shares - March 31, 2026: 922,636
Shares - December 31, 2025: 0
Accumulated other comprehensive income (loss)	(670)	(625)
Total equity	4,969	5,049
Total liabilities and equity	$14,097	$14,294
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS*
(Dollars in millions)
(Unaudited)

	Three months ended March 31,
	2026	2025
Cash flows from operating activities
Net income	$13	$137
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	135	129
Pension and postretirement benefit expense	14	15
Stock-based compensation expense	51	49
Deferred income taxes	(41)	(144)
Changes in assets and liabilities
Accounts receivable	(34)	6
Due from related parties	28	5
Inventories	(32)	(32)
Accounts payable	23	9
Due to related parties	(100)	(6)
Accrued compensation	(151)	(107)
All other operating activities — net	(94)	(32)
Net cash provided by (used in) operating activities	(189)	29

Cash flows from investing activities
Purchases of property, plant and equipment	(84)	(109)
Other — net	7	(5)
Net cash used in investing activities	(77)	(114)

Cash flows from financing activities
Repayment of debt	—	(100)
Proceeds from long-term debt, net of issuance costs	46	—
Net transfers from (to) 3M	2	(31)
Purchases of treasury stock	(67)	—
Other — net	(31)	(8)
Net cash used in financing activities	(50)	(139)

Effect of exchange rate changes on cash and cash equivalents	(2)	1

Net increase (decrease) in cash and cash equivalents	(318)	(223)
Cash and cash equivalents at beginning of period	878	762
Less: Cash and cash equivalents within held for sale	—	(5)
Cash and cash equivalents at end of period	$561	$534
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation and Subsidiaries*
BUSINESS SEGMENTS
(Unaudited)
The Company’s operating activities are primarily managed through three segments: MedSurg, Dental Solutions, and Health Information Systems.
•MedSurg provides:
◦Advanced wound care products such as negative pressure wound therapy, advanced wound dressings, advanced skin care, and synthetic tissue matrices; and
◦Infection prevention and surgical solutions products, such as I.V. site management, sterilization assurance, temperature management, surgical supplies, medical tapes and wraps, stethoscopes, medical electrodes, and medical technologies Original Equipment Manufacturer (“OEM”).
•Dental Solutions provides dental and orthodontic products, including brackets, aligners, restorative cements, and bonding agents that span the “life of the tooth,” including products designed for preventative dental care, direct and indirect restoration, and broad orthodontic needs.
•Health Information Systems provides healthcare systems with software solutions — including computer-assisted physician documentation, direct-to-bill and coding automation, classification methodologies, speech recognition, and data visualization platforms — that are designed to eliminate revenue cycle waste, create more time for patient care, and support value-based care.
Purification and Filtration consists of filters and membranes for biopharmaceutical and medical technologies, as well as microelectronics and food and beverage that were reported prior to the sale of the business in September 2025.
All Other primarily consists of the Water Business that was retained after the sale of the Purification and Filtration Business. All Other also includes sales and cost of sales related to our agreements to supply 3M and other supply agreements assumed by the Company at Spin-Off related to legacy 3M businesses, which were historically included within Corporate and Unallocated.

BUSINESS SEGMENT INFORMATION AND DISAGGREGATED NET SALES*
	Three months ended March 31, 2026			Three months ended March 31, 2025

(Dollars in millions)	Net sales	Operating income	Operating margin %	Net sales	Operating income	Operating margin %
Advanced Wound Care	$497			$448
Infection Prevention and Surgical Solutions	737			710
MedSurg	1,234	$161	13.1%	1,157	$206	17.8%
Dental Solutions	354	87	24.5	328	78	23.9
Health Information Systems	342	130	38.1	329	109	33.1
Total reportable segment net sales and operating income	1,931	379		1,814	393
Purification and Filtration	—	—	NM	180	27	15.1
All Other	76	12	15.4	76	11	15.2
Amortization expense		(90)			(81)
Corporate and unallocated		(219)			(198)
Total Company	$2,007	$81	4.0%	$2,070	$152	7.3%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)
In addition to reporting financial results in accordance with U.S. GAAP, the Company uses non-GAAP financial measures to supplement the financial measures prepared in accordance with U.S. GAAP. These include (1) adjusted gross margin, adjusted operating income and adjusted operating income margin, (2) adjusted diluted earnings per share, and (3) free cash flow. Management believes that these non-GAAP financial measures are useful in evaluating current performance and focusing management on our underlying operational results.
There are limitations to the use of the non-GAAP financial measures presented in this information statement. These non-GAAP financial measures are not prepared in accordance with U.S. GAAP nor do they have any standardized meaning under U.S. GAAP. In addition, other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to such similarly titled non-GAAP financial measures used by other companies. Management cautions you not to place undue reliance on these non-GAAP financial measures, but instead to consider them with the most directly comparable U.S. GAAP measure. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non-GAAP financial measures should be considered supplements to, not substitutes for, or superior to, the corresponding financial measures calculated in accordance with U.S. GAAP.
The tables below reconcile our non-GAAP financial measures to the nearest financial measure that is in accordance with U.S. GAAP for the periods presented.

Adjusted Gross Margin, Adjusted Operating Income, Adjusted Operating Income Margin and Adjusted Earnings Per Share (Non-GAAP measures)

Adjusted gross margin, adjusted operating income and adjusted operating income margin are not defined under U.S. GAAP. Therefore, they should not be considered a substitute for earnings data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Solventum defines adjusted gross margin as gross margin excluding the effects of restructuring costs, Spin-Off and separation-related costs, separation-related impacts due to the sale of the Purification and Filtration business, and acquisition-related costs. Solventum defines adjusted operating income as operating income excluding the effects of amortization, restructuring costs, Spin-Off and separation-related costs, certain litigation-related costs, separation-related impacts due to the sale of the Purification and Filtration business, and acquisition-related costs. Adjusted operating income margin is adjusted operating income divided by the U.S GAAP measure total net sales for the same period. The Company believes adjusted gross margin, adjusted operating income and adjusted operating income margin provide investors with visibility into the Company’s unleveraged, pre-tax operating results and reflects underlying financial performance. However, adjusted gross margin and adjusted operating income should not be construed as inferring that the Company’s future results will be unaffected by the items for which the measure adjusts.

Adjusted diluted earnings per share is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for earnings data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Solventum defines adjusted diluted earnings per share as net income excluding the after-tax effects of amortization, restructuring costs, Spin-Off and separation-related costs, certain litigation-related costs, separation-related impacts due to the sale of the Purification and Filtration business, and acquisition-related costs. The Company believes adjusted earnings per share provides investors with improved comparability of underlying operating results and a further understanding and additional transparency regarding how the Company evaluates the business. However, adjusted earnings per share should not be construed as inferring that the Company’s future results will be unaffected by the items for which the measure adjusts.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

	Three months ended March 31, 2026
(Dollars in millions, except per share amounts)	Net sales	Cost of sales[5]	Gross margin %	Operating expenses[6]	Operating income	Operating income margin %	Non-operating expense (income), net[7]	Income before income taxes	Net income attributable to Solventum	Diluted EPS	Effective tax rate
GAAP	$2,007	$910	54.6%	$1,015	$81	4.0%	$65	$16	$13	$0.07	19.3%
Non-GAAP adjustments:
Amortization of acquisition-related intangible assets	—	—	—	(90)	90	4.5	—	90	76	0.43
Restructuring costs (a)	—	(1)	—	(40)	41	2.0	—	41	31	0.18
3M spin-off and separation-related costs (b)	—	(31)	1.5	(132)	163	8.1	—	163	128	0.73
Certain litigation-related costs (c)	—	—	—	(14)	14	0.7	—	14	10	0.06
Purification and Filtration separation-related (d)	—	1	—	3	(4)	(0.2)	—	(4)	(3)	(0.02)
Acquisition-related costs(e)	—	(4)	0.2	(3)	7	0.3	—	7	5	0.03
Non-GAAP	$2,007	$874	56.4%	$740	$392	19.5%	$65	$327	$260	$1.48	20.4%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

	Three months ended March 31, 2025
(Dollars in millions, except per share amounts)	Net sales	Cost of sales[5]	Gross margin %	Operating expenses[6]	Operating income	Operating income margin %	Non-operating expense (income), net[7]	Income before income taxes	Net income attributable to Solventum	Diluted EPS	Effective tax rate
GAAP	$2,070	$956	53.8%	$962	$152	7.3%	$115	$38	$137	$0.78	(262.1)%
Non-GAAP adjustments:
Amortization of acquisition-related intangible assets	—	—	—	(81)	81	3.9	—	81	68	0.39
Restructuring costs (a)	—	(10)	0.5	(8)	18	0.9	—	18	14	0.08
3M spin-off and separation-related costs (b)	—	(27)	1.3	(94)	121	5.8	—	121	93	0.53
Certain litigation-related costs (c)	—	—	—	(19)	19	0.9	—	19	14	0.08
Purification and Filtration separation-related (d)	—	—	—	(16)	16	0.8	—	16	(92)	(0.53)
Non-GAAP	$2,070	$919	55.6%	$744	$407	19.7%	$115	$293	$234	$1.34	19.9%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.
(a)2026 restructuring costs primarily related to the Company’s Transform for the Future program. Includes employee termination costs of $6 million and other costs of $35 million, which includes third-party consulting and compensation for employees dedicated to the program. 2025 restructuring costs primarily relate to the Company’s Solventum Way program. Includes employee termination costs of $14 million and other costs of $4 million, which includes asset write-offs and other contractual third party termination costs.
(b)Consists of costs specifically incurred in connection with the Company’s separation from 3M.
(c)Consists of charges and recoveries related to certain litigation matters.
(d)2026 activity consists of the profit mark-up from transition support services. 2025 activity consists of costs related to and tax impacts from the separation of the Company’s Purification and Filtration business, including legal, finance and tax advisory.
(e)Integration costs related to the acquisition of Acera Surgical, including amortization of inventory step-up.

5 Cost of sales is the combination of cost of product and cost of software and rentals line items from the Condensed Consolidated Statements of Income and represents the total Company’s cost of sales.
6 Operating expenses is the combination of selling, general and administrative expenses and research and development expenses from the Condensed Consolidated Statements of Income and represents the total Company’s other operating expenses.
7 Non-operating expense (income), net is the combination of interest expense, net, and other expense (income), net line items from the Condensed Consolidated Statements of Income and represents the total Company’s non-operating expense.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

Free Cash Flow (non-GAAP measure):
Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines free cash flow as net cash provided by (used in) operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The Company believes free cash flow is meaningful to investors as it is a useful measure of liquidity and the Company uses these measures as an indication of the strength of the Company and its ability to generate cash. Free cash flow varies across quarters throughout the year. Below find a recap of free cash flow.

(Dollars in millions)	Three months ended March 31,
Major GAAP cash flow categories	2026	2025
Net cash provided by (used in) operating activities	$(189)	$29
Net cash used in investing activities	(77)	(114)
Net cash used in financing activities	(50)	(139)

Free cash flow (non-GAAP measure)
Net cash provided by (used in) operating activities	$(189)	$29
Purchases of property, plant and equipment	(84)	(109)
Free cash flow	$(273)	$(80)
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.